Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Shawn Arizmendi, the President and Chief Financial Officer of Ultimate Rack, Inc., hereby certify, that, to my knowledge:

1.	The Annual Report on Form 10-K for the year ended October 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the year ended October 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of Ultimate Rack, Inc.

Date: January 31, 2013

ULTIMATE RACK, INC.

By: /s/ Shawn Arizmendi
Shawn Arizmendi President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)